                                                                  Exhibit 10.4



                           LOAN PURCHASE AND SALE AGREEMENT


     THIS LOAN PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of March 13, 1998, is made by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (hereinafter "Seller"), and CONSTELLATION REAL ESTATE, INC., a Maryland corporation, or its assigns as permitted by this Agreement ("Purchaser").

                                       RECITALS

     A. On or about June 9, 1994 but effective as of July 1, 1993, Seller consolidated, amended and restated the terms of a loan to Airport Square Limited Partnership, a Maryland limited partnership (the "Borrower"), in the original principal amount of Sixty Million Two Hundred Seven Thousand, Six Hundred Ninety-Four and 80/100 Dollars ($60,207,694.80) (as further modified, restated, renewed or extended from time to time, the "Loan").

     B. The Loan is evidenced by, among other things, (i) a Consolidated, Amended and Restated Promissory Note dated as of July 1, 1993, from the Borrower to the order of Seller, in the original principal amount of Sixty Million Two Hundred Seven Thousand, Six Hundred Ninety-Four and 80/100 Dollars ($60,207,694.80) (hereinafter the "Note"), and (ii) a Master Restructuring Agreement dated as of July 1, 1993 executed by and between, among others, the Seller and the Borrower.

     C. The Loan is secured by, inter alia, the twelve (12) Indemnity Deed of Trust and Security Agreements dated as of July 1, 1993, executed and delivered by the Guarantors (as hereinafter defined), as grantors to Cindi E. Cohen and Martin J. Hutt, as Trustees, duly recorded in the land records of Anne Arundel County, Maryland, as well as Deeds of Trust and Security Agreements, all as more particularly described on Exhibit A attached hereto and made a part hereof (hereinafter the "Deeds of Trust").

     D. The Borrower's obligations under the Loan were guaranteed by the Guarantors indicated on Exhibit B attached hereto and made a part hereof (hereinafter collectively the "Guarantors") pursuant to the Guaranties of Payment indicated on Exhibit B, all dated July 1, 1993 (hereinafter the "Guaranties").

     E. The Borrower, Seller and Latimer & Buck, Inc. entered into a Reserve Escrow Agreement as of July 1, 1993 (the "Reserve Escrow Agreement"), pursuant to which Borrower has made deposits into an escrow account established thereunder (the "Reserve Escrow"). The amount of funds in the Reserve Escrow, less all sums payable from the Reserve Escrow for invoices submitted by the Borrower and/or the Guarantors under the Reserve Escrow Agreement, is hereinafter referred to as the "Reserve Escrow Amount."

     F. The Note, the Deeds of Trust, the Guaranties, the Reserve Escrow Agreement, the Master Restructuring Agreement and all other documents executed by or on behalf of the Borrower or the Guarantors in connection with the Loan, including without limitation, those which are identified on Exhibit C attached hereto, are collectively referred to herein as the "Loan Documents".

     G. In connection with the Loan, Seller acquired Parcel I and Parcel V (as described in the Title Policy referred to hereinafter), which parcels have been leased to Airport Square II Company and Airport Square XI Company, respectively (collectively, the "Reversionary Interests").

     H. Under Paragraph 9(b) of the Note, the Borrower may exclude from the Properties to be sold to the holder of the Note under Paragraph 9(a) thereof the "Hardee's Property" and the "900 Andover Road Property" (as defined in the Master Restructuring Agreement) [collectively, the "Excluded Properties" and individually, an "Excluded Property"]. The Purchase Price to be paid by the Purchaser to the Seller hereunder has been premised on the following assumptions: (i) the Borrower will in fact exclude the Excluded Properties from the sale to the holder of the Note; (ii) the Agreed Value of each of the Excluded Properties equals $400,000; and (iii) the Senior Mortgage Debt (as defined in the Master Restructuring Agreement) is equal to $100,000. If any of these assumptions were to change, the Purchase Price shall be adjusted, as hereinafter set forth.

     I. Subject to the terms and conditions set forth herein, Purchaser has agreed to buy and Seller has agreed to sell all of Seller's rights, title and interest in and to the Loan, the Loan Documents and the Reversionary Interests.

     NOW THEREFORE, in consideration of these premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1. Purchase of Loan. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller's right, title and interest in the Loan and the Loan Documents, at the Closing (as hereinafter defined), subject to the terms and conditions set forth in this Agreement. The closing of the sale of the Loan and the Loan Documents (the "Closing") shall occur on the later to occur of (a) five (5) days after the date the owners of the property encumbered by the Deeds of Trust (the "Property") enter into a formal contract of sale with the Seller for the purchase of the Property by the Seller or its assigns, which contract is acceptable to Purchaser in all respects in its discretion (the "Property Purchase Agreement") or (b) April 10, 1998; provided, however, in no event later than May 15, 1998 (the "Closing Date"). At the Closing, Seller shall sell, assign and transfer to Purchaser, all of Seller's right, title and interest in and to the Loan, the Loan

Documents, the Reversionary Interests, the Property Purchase Agreement and all existing and future claims arising out of the Loan against the Borrower, the Guarantors or any other person liable for repayment of the Loan or the performance of Borrower's obligations thereunder. The Closing shall occur at Purchaser's offices in Columbia, Maryland or, at Seller's option, pursuant to an escrowed closing under escrow instructions consistent with the terms of this Agreement and otherwise mutually acceptable to Seller and Purchaser. Prior to the Closing, Seller may not modify the terms of the Loan, the Reversionary Interests or the Property Purchase Agreement (once approved by the Purchaser pursuant to Section 5(e) hereof) in any manner without the prior written consent of the Purchaser.

     2. Purchase Price. The purchase price to be paid to the Seller by the Purchaser for the Loan (the "Purchase Price") shall equal $65,300,000 plus (a) $.20 for each dollar, if any, by which the Reserve Escrow Amount exceeds $1,400,000 at the Closing, plus (b) if the Excluded Properties are excluded from the Property Purchase Agreement, $1.00 for each dollar by which the Senior Mortgage Debt is less than $100,000 as of the Closing, less (c) all principal payments and all other payments which would ordinarily be applied to principal under the terms of the Loan Documents (including without limitation, insurance proceeds, condemnation proceeds and prepayments) received by the Seller in connection with the Loan between the date hereof and the Closing Date, less (d) if the Reserve Escrow Amount is below $1,400,000 at the Closing, then less $.20 for each of the first 904,795 dollars below $1,400,000 and then less $.80 for each dollar below $495,205, and less (e) if either or both of the Excluded Properties are excluded from the Property Purchase Agreement, $1.00 for each dollar by which the Agreed Value of an Excluded Property (disregarding the Senior Mortgage Debt) contained in the Property Purchase Agreement is less than $400,000 and $1.00 for each dollar by which the Senior Mortgage Debt as of the Closing is greater than $100,000. The Purchase Price shall be paid to Seller at the Closing by wire transfer of immediately available funds pursuant to the wiring instructions in the form attached hereto as Exhibit D and made a part hereof. All payments or credits (other than the Purchase Price) received by Seller in connection with the Loan on or after the Closing Date shall be held by Seller in trust for Purchaser and promptly remitted to Purchaser.

     3. Deposit. The sum of $1,000,000 has been paid by Purchaser upon the execution of this Agreement as an earnest money deposit to be either applied against the Purchase Price at Closing or otherwise applied pursuant to the terms of this Agreement. The aforesaid earnest money deposit shall be held in escrow by Commonwealth Land Title Insurance Company as escrow agent (the "Escrow Agent"), and shall be deposited in an interest-bearing escrow account designated by Purchaser. Such deposit, and all interest earned thereon, is referred to as the "Deposit".

     4. Study Period. The Purchaser's obligations hereunder shall be contingent upon Purchaser's satisfaction with the results of the environmental reports, structural reports, surveys, title reports and title commitments, relating to the Property and the Loan (the "Studies") deemed necessary or desirable by the Purchaser in the Purchaser's sole and absolute discretion. Seller hereby agrees that Purchaser shall have a period of thirty (30) days (the "Study Period") from the date of this Agreement in which to make such Studies as Purchaser deems necessary or appropriate in its sole discretion. Seller hereby permits Purchaser and its agents and hereby authorizes Purchaser and such agents, as representatives of the Seller, to have access to the Property (to the extent permitted under, and subject to the conditions of, the Loan Documents) and to communicate with Borrower, for the purpose of conducting the Studies. Purchaser shall indemnify Seller for any and all liability suffered by Seller which was caused by Purchaser, its agents and employees, in conducting the Studies, which indemnification shall survive the termination of this Agreement. Seller will make available to Purchaser and its representatives Seller's books and records relating to the Loan and the Property. In the event Purchaser determines, based on the results of such Studies, that Purchaser does not wish to proceed with this transaction, Purchaser shall have the right and option to terminate this Agreement upon written notice sent to Seller prior to the end of the Study Period, in which case neither party shall have any further liability to the other and the Deposit shall be returned to Purchaser pursuant to Section 3. Should Purchaser elect to terminate this Agreement, Purchaser shall promptly thereafter provide Seller with copies of reports and studies prepared in connection with the Studies (with no representatives or warranties with respect thereto).

     5. Conditions to Closing. Each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction of the following conditions:

          (a) No suit, action or other proceeding shall have been instituted or threatened before any court or administrative agency which could result in an order or decree enjoining the consummation of the transactions contemplated by this Agreement or the creation of any lien or easement on any portion of the Property.

          (b) Title to the Property and the Reversionary Interests shall be good and marketable, free and clear of any encumbrances, claims, charges, liens, leases and judgments other than those matters listed on Schedule B of the title commitment issued to Purchaser by Commonwealth Land Title Insurance Company, a copy of which is attached hereto as Exhibit G, and shall be insurable at standard rates by such title company.

          (c) There shall have been no material damage or material destruction to the Property or condemnation pending or threatened against the Property; provided, however, that Purchaser shall have ten (10) days after receiving written notice from the Seller of such damage, destruction or condemnation in which to decide whether to waive this condition precedent or terminate this Agreement as set forth below.

          (d) The representations and warranties of Seller under this Agreement remain true and correct, and Seller shall have performed all of its obligations under this Agreement.

          (e) The Property Purchase Agreement shall have been executed by all parties thereto no later than May 13, 1998, and Purchaser shall have notified Seller no later than two (2) business days thereafter that such Property Purchase Agreement is acceptable to Purchaser.

          If any condition precedent to Closing set forth in this Section 5 is not satisfied prior to the Closing Date, Purchaser may either (i) waive such condition precedent, or (ii) elect to terminate this Agreement by written notice to Seller and upon such notice the Deposit shall be immediately paid to Purchaser, this Agreement shall then be of no further force and effect and neither party shall have any obligations or liabilities to the other. In no event can Purchaser force Seller to cure defects or satisfy conditions precedent, other than those set forth in the foregoing subparagraph (d).

     6. Representations and Warranties by Seller. Seller represents and warrants to Purchaser as follows:

          (a)  Seller is the holder and owner of the Note.

          (b) Seller is duly authorized and empowered to enter into this Agreement and to sell the Loan, the Loan Documents and the Reversionary Interests.

          (c) As of the date of this Agreement, the amount of advanced and unpaid principal owing by the Borrower on the Loan is Sixty Million Two Hundred Seven Thousand Six Hundred-Ninety-Four 80/100 Dollars
($60,207,694.80).

          (d) As of March 6, 1998, the accrued but unpaid interest at the Note's stated rate of interest is Fifty-One Thousand Three Hundred Seventy-Eight and 84/100 Dollars ($51,378.84) and continues to accrue at a per diem rate of Ten Thousand Two Hundred Seventy-Five and 77/100 Dollars ($10,275.77).

          (e) Seller has not transferred, assigned, encumbered or hypothecated, and there is no presently effective agreement to transfer, assign, encumber or hypothecate all or any part of its interest in the Loan, the Loan Documents or the Reversionary Interests (except, as to the Reversionary Interests, only, for the obligation of Seller to convey the Reversionary Interests to Borrower upon repayment of the Loan in accordance with the Master Restructuring Agreement).

          (f) Seller is not a "Foreign Person" within the meaning of the Federal Foreign Investment in Real Estate Tax Act, as amended, and consequently is not subject to withholding in this transaction.

          (g) Seller (or its agent under the Reserve Escrow Agreement) holds the following monies escrowed by the Borrower or Guarantors in connection with the Loan: $1,896,771.

          (h) Seller has delivered all of the Loan Documents and, to the extent Seller possesses the same, has supplied the Purchaser with copies of the current rent roll, leases, title, surveys, insurance information and certificates, environmental studies, structural and engineering studies, opinions of Borrower's (and parties related to the Borrower) counsel, and other material information relating to the Loan to the extent such material information is customarily delivered in loan purchase transactions similar to the transaction contemplated hereby.

          (i) Seller is not in default under the Loan in any manner which would materially impair the Purchaser's rights to purchase the Property or which would, subsequent to Closing, materially impact Purchaser's rights under the Loan Documents, and Seller has no actual knowledge of, nor has Seller received notice of, any default of Seller under the Loan Documents. For the purposes hereof, "actual knowledge" shall mean the knowledge of those individuals currently employed by the Seller involved in the administration of the Loan. Seller further represents and warrants that Borrower is not currently in default of any payment obligations under the Loan Documents.

          (j) Seller shall deliver to Purchaser copies of all written notices and communications received from Borrower or its agents prior to Closing, within 3 days of receipt thereof by Seller. Seller will promptly notify Purchaser of the substance of all oral communications between Seller and Borrower occurring prior to Closing.

          (k) The copy of the notice from Borrower to Seller dated December 23, 1997 attached hereto as Exhibit E-1, and the copy of the notice from Seller to Borrower accepting the offer to acquire the Property (the "Acceptance"), attached hereto as Exhibit E-2, are true and complete and such notices have not been modified in any respect. Seller shall not change the Acceptance nor make any other agreement with Borrower with respect to the acquisition of the Property, other than the Property Purchase Agreement which must be acceptable to the Purchaser in all respects. If such Property Purchase Agreement is unacceptable to the Purchaser for any reason, Purchaser may terminate this Agreement by giving written notice to the Seller within two (2) business days after receiving a copy of such executed Property Purchase Agreement between the Seller and the Borrower and/or its affiliates, in which case of termination Purchaser shall have no further obligations hereunder and the Deposit shall be immediately paid to Purchaser.

          (l) Prior to the Closing, Seller shall administer the Loan in the ordinary course of business and in accordance with the terms and conditions of the Loan Documents.

          (m) The Note and the other Loan Documents are being sold in "AS IS" condition on a "WHERE IS" basis and "WITH ALL FAULTS" as of the date of this Agreement. Except as specifically set forth in this Section 6, Seller makes no warranties or representations of any type, kind, character or nature, whether expressed or implied, statutory or otherwise (the warranties provided for in Section 3-416 of the Uniform Commercial Code in effect in Maryland being specifically negated), in fact or in law, or any warranties of merchantability or fitness for a particular purpose with respect to any term or condition of the Note, the Deeds of Trust, the Guaranties or any of the other Loan Documents, or with respect to the Property. Without in any way limiting the generality of the foregoing, Seller has not made, does not make or undertake, and expressly disclaims any representation, warranty or obligation, expressed or implied, as to any characteristic or other matter affecting or related to the Property, including, without limitation, the presence of any toxic or hazardous waste or substance in the Property or any other environmental or other matters related to the physical condition of the Property (both surface and subsurface). Purchaser hereby waives any such representation, warranty or obligation, expressed or implied, related to any such characteristic or matter. Further, except as specifically set forth in this Section 6, Seller makes no representation or warranty, whether expressed or implied, and assumes no responsibility with respect to (i) the enforceability, collectibility or value of the Note or the other Loan Documents, (ii) the creditworthiness or financial condition of Borrower or the ability of Borrower or any other parties or persons to perform their respective obligations under the Loan Documents, (iii) the due execution, validity, sufficiency, or the perfection or priority of any liens or security interests securing or appearing to secure or relating to the Note or the other Loan Documents or with respect to any Property covered by such liens,
(iv) the condition of the Note or the value or income potential of the Note or any collateral included in the Loan Documents, (v) rights of offset, deductions, negotiability, or holder in due course status, the accuracy or completeness of the matters disclosed, represented or warranted by any party in the Note or any of the other Loan Documents, (vi) the adequacy of the collateral described in the Loan Documents, or (vii) the existence or nonexistence of any default or event of default under the Note or any of the other Loan Documents. Seller shall have no responsibility for the financial condition of Borrower or for the ability of Borrower to perform its obligations under the Loan Documents. After the Closing Date, Purchaser shall have no recourse against Seller arising out of this Agreement, the Note, the Loan Documents or the transactions contemplated hereby or thereby, except to the extent such recourse is based upon any inaccuracy in any of the representations or warranties of Seller set forth in this Section 6. Seller shall not under any circumstances have any duty to repurchase the Note.

     7. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller as follows:

          (a) Purchaser is duly authorized and empowered to enter into this Agreement, to purchase the Loan and the Loan Documents and to perform its other obligations under this Agreement;

          (b) Purchaser is an "Accredited Investor" as defined in Section 2(15) of the Securities Act of 1933, is a sophisticated investor; and

          (c) Purchaser is not engaging in this transaction directly on behalf of an "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), unless (i) this transaction will not result in a "prohibited transaction" as defined in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) Purchaser may engage in this transaction by virtue of an exemption from such prohibited transactions.

     8. Execution of Documents of Transfer. At the Closing, Seller shall endorse the Note as follows:

          "Pay to the order of ______________________________ without recourse, representation or warranty, except as provided in that certain Loan Purchase and Sale Agreement dated
          ___________, 1998 by and between Constellation Real Estate, Inc. and Aetna Life Insurance Company."



          AETNA LIFE INSURANCE COMPANY

          By:                                (SEAL)
              ------------------------------
          Name:
               -----------------------------
          Title:
                ----------------------------
          Date:
                ----------------------------

     Seller also shall execute and deliver to Purchaser at the Closing (a) assignments of the Deed of Trust and other Loan Documents in substantially the forms attached hereto as Exhibits "F-1", "F-2" and "F-3", and an assignment of the Property Purchase Agreement, (b) any and all applicable UCC-3 Assignments for recordation among the records of the appropriate recording offices, and (c) a special warranty deed in recordable form conveying to Purchaser the Seller's right, title and interest in Parcel I and Parcel V (as described in the Title Policy) free and clear of all encumbrances except the ground leases to Airport Square II Company and Airport Square XI Company, respectively, and all matters of record.

     9. Title Insurance Policy. The priority of the lien of the Deeds of Trust, as of the date of issuance of the policy, is insured by Commonwealth Land Title Insurance Company, Policy No. 1932419-L (the "Title Policy"). Purchaser shall bear full responsibility for and shall pay all costs associated with transferring and obtaining any endorsements to the Title Policy in connection with this transaction.

     10. Deliveries. At the Closing, Seller shall deliver to Purchaser all executed originals of the Loan Documents, including without limitation those identified on Exhibit C hereto, and Purchaser shall assume the obligations of the Seller under the Loan Documents and the Property Purchase Agreement and agrees to indemnify Seller for damages Seller incurs subsequent to the Closing due to Purchaser's breach thereunder.

     11. Attorney's Fees and Expenses. Each party shall bear the cost of its own attorneys' fees incurred in connection with the preparation of this Agreement and consummation of the transactions described herein. Purchaser shall bear the cost of all recordation fees and/or transfer taxes (other than Seller's income or similar taxes) associated with selling the Loan, including, without limitation, recording an assignment of the Deed of Trust, assignment or termination of financing statements, and any fees and/or taxes associated with other transfer documents which are to be recorded in connection with the transactions contemplated hereby.

     12.  Default and Indemnification.

          (a) If all conditions and other events precedent to Purchaser's obligation to consummate the transactions contemplated by this Agreement have been satisfied or waived, but Purchaser nevertheless fails, refuses or is unable to consummate the purchase contemplated by this Agreement, then Seller's sole remedy shall be to retain the Deposit as Seller's full liquidated damages and terminate this Agreement, in which case all parties hereto shall be released of all further liability hereunder, and this Agreement shall become null and void and of no further force and effect, other than those indemnities contained in Sections 4 and 15 which, by their terms, survive the termination of this Agreement. In no event shall Seller have the right to bring suit for specific performance and/or for monetary damages for default against Purchaser or any other party.

          (b) If Seller fails, refuses or is unable to consummate the transactions contemplated under this Agreement, then Purchaser shall either have the right to (i) bring suit for specific performance or (ii) terminate this Agreement and receive a return of its Deposit.

          (c) Seller agrees to indemnify and hold Purchaser harmless from and against any and all liabilities, expenses, costs (including reasonable attorneys' fees) and claims whatsoever arising from any breach or default by Seller of any of its representations, warranties, covenants and obligations described in this Agreement. This Section 12 shall survive the Closing for 6 months.

     13. Notices. Any notice required or permitted by or in connection with this Agreement, without implying the obligation to provide any such notice, shall be in writing at the appropriate addresses set forth below or to such other addresses as may be hereafter specified by written notice by Seller or Purchaser. Any such notice shall be deemed to be effective one (1) day after dispatch if sent by overnight delivery, express mail or federal express or three (3) days after mailing if set by first class mail with postage prepaid.
 All notices shall be considered to be effective upon receipt if accomplished by hand delivery or by facsimile.

                    If to Seller:

                    Aetna Life Insurance Company
                    c/o Legg Mason Real Estate Services
                    2330 W. Joppa Road, Suite 375
                    Lutherville, Maryland 21093
                    Attn:  Timothy W. Greisman

                    and

                    Aetna Life Insurance Company
                    Real Estate Investments
                    151 Farmington Avenue
                    Hartford, Connecticut  06156
                    Attn:  Mr. Michael E. Hussey


                    With a copy to:

                    Hebb & Gitlin
                    One State Street
                    Hartford, Connecticut  06103
                    Attn:  R. Jeffrey Smith, Esq.

                    If to the Purchaser:

                    Constellation Real Estate, Inc.
                    8815 Centre Park Drive
                    Columbia, Maryland 21045
                    Attn:  Randall M. Griffin, President

                    With copies to:

                    John Harris Gurley, Esq.
                    Constellation Real Estate, Inc.
                    8815 Centre Park Drive
                    Columbia, Maryland 21045

                         and

                    Richard E. Levine, Esquire
                    Miles & Stockbridge P.C.
                    10 Light Street
                    Baltimore, Maryland 21202


      Whenever any date or the expiration of any period specified under this Agreement falls on a day other than a business day, then such date or period shall be deemed extended to the next succeeding business day.

      14. Choice of Law. The laws of the State of Maryland shall govern the rights and obligations of the parties to this Agreement, and the interpretation and construction and enforceability thereof, and any and all issues relating to the transactions contemplated herein.

     15. Broker Fees. Each party represents and warrants to the other that, other than the Seller dealing with Legg Mason Real Estate Services ("Legg Mason"), it has dealt with no other broker, investment broker or agent in connection with the sale of the Loan and that, other than the Seller's obligations to Legg Mason, no commissions, finders fees or other such payments are due any broker as a result of the conduct of such party. Seller shall solely be responsible for all brokerage commissions and other fees, charges and costs due to Legg Mason. Purchaser and Seller hereby indemnify and agree to hold the other harmless from and against any and all loss, liability, cost or expense (including without limitation, court cost and reasonable attorneys' fees and expenses) that the one may suffer or sustain should the foregoing representations and warranties of the other prove inaccurate. The foregoing indemnities shall survive the closing of this transaction and/or any termination of this Agreement.

     16. Assignment. This Agreement may be assigned by Purchaser without the written consent of Seller, provided that (a) the Purchaser shall remain liable to the extent of its obligations hereunder, (b) Seller may continue to work with the Purchaser in consummating the transactions contemplated hereby, and (c) the representation and warranty set forth in Section 7(c) remains true with respect to any such assignee.

     17. Final Agreement. This Agreement (including the exhibits hereto) contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Agreement are not a part of this Agreement and the understanding of the parties hereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. No variation, modification, or changes hereof shall be binding on either party hereto unless set forth in a document executed by both parties.

     18. Further Assurances. Seller will make, execute and deliver to Purchaser any and all further instruments, certificates or other documents as may be reasonably necessary in order to effectuate or complete the transactions contemplated hereby.

     19. Severability. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement shall not be affected thereby to the extent that the intent of the parties hereto can be carried out absent such provision.

     20. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an enforceable document, but all of which together shall constitute one and the same document.

     21. Time of the Essence. Time is of the essence in the execution and performance of this Agreement and each provision hereof.

     22. Rule of Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     23. Survival. The terms and provisions of this Agreement shall survive Closing.

     24.  Escrow Agent.

          (a) In the event that a dispute exists with respect to the Deposit, the Escrow Agent shall (a) continue to hold the Deposit except as otherwise provided in (i) instructions signed by Seller and Purchaser, or
(ii) a certified copy of a non-appealable order or decree of a court of competent jurisdiction with respect to the matter of releasing the Deposit, or (b) upon written notice by the Escrow Agent to Seller and Purchaser, deposit the Deposit with a court selected by the Escrow Agent, in which case all liability and responsibility of the Escrow Agent shall thereupon terminate.

          (b) The duties of the Escrow Agent are purely ministerial in nature and the Escrow Agent shall not be liable for any damage, liability or loss arising out of or in connection with its services rendered pursuant to this Agreement, and Seller and Purchaser hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in the performance of its duties hereunder, except for misconduct or fraud by Escrow Agent. If the Escrow Agent shall pay or incur any liability on account of this Agreement or on account of being made a party to any litigation as a result of this Agreement, Seller and Purchaser jointly and severally shall on demand pay to the Escrow Agent, with interest thereon, such payments made or liabilities incurred by the Escrow Agent, together with its expenses, including reasonable attorney's fees. Seller and Purchaser jointly and severally shall indemnify and hold the Escrow Agent harmless of and from any and all payments made or liabilities incurred by the Escrow Agent for any reason whatsoever as a result of this Agreement, except for misconduct or fraud by Escrow Agent. The Escrow Agent shall not be required to advance or pay out any money on account of this Agreement or to prosecute or defend any legal proceeding unless it shall be furnished with funds sufficient therefor by Seller or Purchaser or be indemnified to its satisfaction in respect thereto.

          (c) Seller and Purchaser reserve the right, at any time and from time to time, to mutually substitute a new escrow agent in place of the Escrow Agent.

          (d) The Escrow Agent may resign as escrow agent under this Agreement, provided that Seller and Purchaser shall have mutually selected a new escrow agent.

     IN WITNESS WHEREOF, this Agreement is executed under seal and is effective on the date first above written.

                                   "SELLER"

WITNESS:                           AETNA LIFE INSURANCE COMPANY


/s/ Michael E. Hussey                  By: /s/  Peter Atwood    (SEAL)
---------------------                  -------------------
                                   Name:    Peter Atwood
                                   Title:   Vice President

                                   "PURCHASER"

WITNESS:                           CONSTELLATION REAL ESTATE, INC.



/s/ Karen M. Singer                    By:  /s/ Roger A. Waesche, Jr.   (SEAL)
-------------------                        --------------------------
                                   Name:  Roger A Waesche, Jr.
                                   Title: Senior Vice President

                                       JOINDER


     Commonwealth Land Title Insurance Company joins herein for the purpose of (a) acknowledging receipt of the Deposit, and (b) agreeing to administer the Deposit in accordance with the terms of this Agreement.

                                   COMMONWEALTH LAND TITLE
                                   INSURANCE COMPANY


                                   By: /s/    John Franetovich      (SEAL)
                                       --------------------------
                                   Name:  John Franetovich
                                   Title: Commercial Title Officer


E7381901.LON
9788
03/12/98

                                    EXHIBITS TO
                          LOAN PURCHASE AND SALE AGREEMENT




A        -    Title Insurance Policy, which lists the Deeds of Trust

B        -    Guarantors and Guaranties

C        -    List of Loan Documents

D        -    Wiring Instructions

E-1      -    Notice from Borrower to Seller

E-2      -    Acceptance

F-1      -    Form of Assignment of Deed of Trust

F-2      -    Form of Assignment of Assignment of Leases

F-3      -    Form of Assignment of Loan Documents

G        -    Permitted Encumbrances

                                      EXHIBIT C

                                LIST OF LOAN DOCUMENTS

                                    DOCUMENT NAME


1. Note (as defined in this Agreement), properly endorsed to the Purchaser, and all notes consolidated thereby, as set forth in the Note and the Master Restructuring Agreement, together with any and all modifications, extensions, renewals or restatements thereof

2.   Deeds of Trust (as defined in this Agreement)

3.   Assignments of Rents (as listed on Exhibit B-2 of the Master
     Restructuring Agreement) together with all other Assignments of Rents from the Guarantors

4. All UCC-1 and UCC-3 Statements executed in connection with the Loan, properly assigned to the Purchaser

5.   Title Policy (as defined in this Agreement)

6.   All surveys done in connection with the Loan

7. Guaranties (as defined in this Agreement), together with Original Guaranties (as defined in, and set forth on Exhibit B of, the Master Restructuring Agreement)

8.   Reserve Escrow Agreement (as defined in this Agreement)